Exhibit 1.02

Novatel Wireless, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2013

This report, for the year ended December 31, 2013, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule” or “CMR”). The CMR was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The CMR imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited as the Conflict Minerals Rule provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the CMR is not subject to an independent private sector audit.

1. Company Overview

This report has been prepared by management of Novatel Wireless, Inc. (herein referred to as “Novatel Wireless” the “Company,” “we,” “us,” or “our”). The information includes the activities of Novatel Wireless and its wholly owned subsidiaries.

Novatel Wireless is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The Company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless’ intelligent mobile hotspot products, software, USB modems, embedded modules and smart M2M solutions provide innovative anywhere, anytime communications solutions for consumers and enterprises.

With the Company’s extensive experience across wireless air-interfaces, hardware and software platforms, Novatel Wireless is focused on providing its partners with commercially ready high-value solutions with industry-leading reliability, performance and user-experience.

2. Products Overview

We are a provider of intelligent wireless solutions for the worldwide mobile communications market. Our broad range of products principally includes intelligent mobile hotspots, USB modems, embedded modules for machine-to-machine (M2M) and mobile computing OEMs, integrated asset-management M2M devices, and communications and applications software.

Our products currently operate on every major cellular wireless technology platform. Our mobile hotspots, embedded modules, and modems provide subscribers with secure and convenient high-speed access to corporate, public and personal information through the Internet and enterprise networks. Our M2M products enable devices to communicate with each other and with server or cloud-based application infrastructure. Our M2M products and solutions include our M2M embedded modules, integrated M2M communications devices and our service delivery platform, the N4A™ Device Manager and N4A™ Communication and Management Software, that provides easy device management and service enablement.

3. Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion:

We conducted an analysis of our products and found that the above SEC defined “Conflict Minerals”, which are tin, tantalum, tungsten, and gold (3TG), can be found in Novatel Wireless products. Therefore, Novatel Wireless products are subject to the reporting obligations of Rule 13p-1.

Despite having conducted a good faith reasonable country of origin inquiry, we have concluded that our supply chain remains “DRC conflict undeterminable”. We have reached this conclusion because we have been unable to determine the origin of all of the 3TG used in our products.

Due to the breadth and complexity of Novatel Wireless’ products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard CFSI/CFS (Conflict Free Sourcing Initiatives/Conflict Free Smelter) program, and continuing our outreach efforts we hope to further develop transparency into our supply chain.

4. Conflict Minerals Status Analysis and Conflict Status conclusion:

We have concluded that our supply chain remains “DRC conflict undeterminable”. We have reached this conclusion because we have been unable to determine the origin of all of the 3TG used in our products.

5. Conflict Minerals Policy

We have adopted the following Conflict Minerals policy:

Novatel Wireless wants to make sure that our supply chain does not contribute to human rights violations in any country and we expect our suppliers, wherever they operate, to meet standards for socially and environmentally responsible operations.

The DRC and the Covered Countries are the source of many of the minerals necessary to produce consumer electronics, such as tin, tantalum, tungsten and gold (3TG).

These valuable raw materials have contributed to the tragic ongoing conflict in the DRC’s Eastern region.

It is the Company’s goal to use DRC Conflict Free minerals (as defined in the Rule) in our products, but at the same time support the DRC and the Covered Countries through responsible sourcing. We want to ensure that our suppliers are taking the necessary measures to verify that their supply chain at every level is free of Conflict Minerals by driving accountability, 3TG traceability and responsible sourcing.

The policy is posted on our website at www.novatelwireless.com/about/corporate-citizenship.

6. Due Diligence Process

6.1. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

6.2. Management Systems

As described above, Novatel Wireless has adopted a company policy which is posted on our website at www.novatelwireless.com/about/corporate-citizenship.

Novatel Wireless is committed to having a supply chain free of Conflict Minerals and this commitment has been communicated to our suppliers through the reasonable country of origin inquiry (RCOI) process. We have included a Conflict Minerals review as part of our new supplier selection process.

We encourage our supply chain to use 3TG from smelters that have been audited and verified as conflict free by the Conflict Free Smelter (CFS)1 program as they become available.

6.3. Internal Team

Novatel Wireless has an internal team lead by the Vice President of Operations supporting the Conflict Minerals compliance procedure. This procedure describes the support that the different Company departments provide in order to generate and maintain the information needed to achieve the Company’s compliance with the Dodd-Frank Section 1502.

6.4. Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have contacted all relevant suppliers and asked them to complete the Conflict Minerals Reporting Template (CMRT) developed by the Electronics Industry Citizenship Coalition EICC and the Global e-sustainability initiative GeSI, and are in the process of following up with all suppliers who failed to respond or who provided inadequate or questionable responses.

6.5. Maintain records

Novatel Wireless will be retaining relevant documentation for a minimum of 5 years, in accordance with the OECD due diligence recommendations.

6.6. Steps to be taken to mitigate risk and maturing due diligence program

[1]	Conflict Free Smelter Program http://www.conflictfreesourcing.org/conflict-free-smelter-program/

As we move forward in further refining our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.

•	Continue to influence our supply chain to encourage the smelters they use to obtain CFS status, where possible.

•	Include a review of our Conflict Minerals program and policy when engaging with new suppliers.

7. Identify and Assess Risk in the Supply Chain

Because of our size, the breadth and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify those sources upstream from our direct suppliers.

We have identified 180 direct suppliers for our products manufactured during the reporting year 2013. Of these 180 suppliers, we received 136 responses to our request for information on the CMRT. We have relied on these suppliers’ responses to provide us with information about the source of conflict minerals contained in our products. Our direct suppliers are similarly reliant upon information provided by their suppliers. We reviewed these responses against criteria we developed to determine which we believed required further inquiry. These criteria included incomplete responses, inconsistencies within responses, incomplete or missing supporting documentation of mineral origin, and responses that failed to identify smelters.

8. Design and Implement a Strategy to Respond to Risks

Novatel Wireless will encourage our suppliers who are sourcing from non-Conflict Free smelters in their efforts to move towards using Conflict Free smelters within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.

9. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Novatel Wireless does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. However, we do rely upon the industry-wide initiatives to influence smelters and refineries to get audited and certified through CFSI’s CFS program.

10. Report on Supply Chain Due Diligence and Results

10.1. Due Diligence Process

We conducted a survey of our active suppliers described above using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

10.2.Survey Responses

We have identified 180 direct suppliers for our products manufactured during the reporting year 2013 that were within the scope of RCOI. Of these 180 suppliers, we received 136 responses to our request for information on the CMRT. We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in our products. Our direct suppliers are similarly reliant upon information provided by their suppliers. We reviewed these responses against criteria we developed to determine which we believed required further inquiry. These criteria included incomplete responses, inconsistencies within responses, incomplete or missing supporting documentation of mineral origin, and responses that failed to identify smelters.

10.3. Efforts to Determine Country of Origin of Mine or 3TG

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requirement that our suppliers conform with the same standards that meets the OECD guidelines, and report to us using the Template, we have determined that the smelters and refiners we gathered from our supply chain shall represent the most reasonable known mine of origin information available. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TG in our supply chain. Novatel Wireless also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

10.4. Smelters or Refiners Identified

At Novatel Wireless, we adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers supplier sources. Novatel Wireless leveraged CFSI and its CFS program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.

As the result of our due diligence efforts, we have gathered 365 smelters and refineries names from our supply chain. Of those, 191 smelters and refineries are identified as CFSI’s known smelters and refineries, and 174 smelters and refineries are not validated or verified. Among these 191 smelters and refineries, 61 are on the list of CFSI’s certified Conflict Free Smelters (CFS) list and considered to be conflict free, and with respect to the other 130, the CFSI has not provided an opinion as whether or not the minerals procured from these smelters and refineries originate from the DRC or surrounding countries. Set forth below is the list of identified smelters and refineries known by CFSI identified by our supply chain so far and their country of origin.

Currently identified smelters and refineries known by CFSI and country of origin identified by Novatel Wireless’ supply chain are set forth below:

Metal	Smelter Name	Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore)	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PT Timah	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Xstrata Canada Corporation	CANADA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA

Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Plansee	AUSTRIA
Tungsten	Ulba	KAZAKHSTAN
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA